FIFTH AMENDMENT TO THE
                        TEJAS GAS CORPORATION THRIFT PLAN
                        (Amended and Restated July, 1993)
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     WHEREAS,  Tejas Gas  Corporation  (the "Company") has adopted and maintains the Tejas Gas Corporation Thrift Plan, originally effective January 1, 1989, amended and restated July 1993, and amended by the First, Second, Third and Fourth Amendments on October 7, 1993, March 23, 1994, October 12, 1994 and April 12, 1995, respectively ("Thrift Plan") and the trust pursuant thereto; and

     WHEREAS, the Company and Shell Oil Company are forming Coral Energy Resources, L.P. and Coral Energy Resources Services Company, a service company that will employ individuals providing services to Coral Energy Resources, L. P. (either or both, as the case may be, referred to as "Coral"); and

     WHEREAS, some employees of Company subsidiaries are being transferred to Coral because of the ongoing business benefit that the Company and its subsidiaries will receive from Coral, and the transferred employees will become employees of Coral on January 1, 1996; and

     WHEREAS, the Company does not want its employees who are transferred to Coral to be treated as terminated employees for purposes of vesting, withdrawals, loans, distributions, and investment direction under the Thrift Plan; and

     WHEREAS, pursuant to Section 11.4 of the Thrift Plan, the Company has reserved the right to amend the Thrift Plan at any time.

     NOW,  THEREFORE,  IN  CONSIDERATION  OF THE  PREMISES,  Section 1.16 of the
Thrift Plan (Definition of Employee) is amended, effective January 1, 1996, to read as follows:

                    "1.16 EMPLOYEE means any individual who receives Compensation from the Company other than an independent contractor and other than a leased employee within the meaning of Section 414(n)(2) of the Code. In addition,


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               an Employee whom an Employer  transfers to employment  with Coral
               Energy Resources Services Company or Coral Energy Resources, L.P. shall not be considered to have terminated employment or service under Article VII (Special Employment Provisions) or Section 9.1(e) (Investments after Termination of Employment) during such
               employment.   During   employment  with  Coral  Energy  Resources
               Services Company or Coral Energy Resources, L.P., a Participant shall continue to accrue vesting service under Section 5.5 (Years of Service), and, if otherwise eligible, to be able to take out loans (provided repayment is arranged through payroll deduction by Coral Energy Resources Services Company) and make hardship withdrawals. However, Employees shall not be considered to receive Compensation for service as an employee of Coral Energy Resources Services Company or Coral Energy Resources, L.P."


     IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to the Tejas Gas Corporation Thrift Plan, as amended and restated July 1993, to be executed by its duly authorized officer on this 6th day of October, 1995, to be effective on January 1, 1996.

                              TEJAS GAS CORPORATION


                                   /S/  JAMES W. WHALEN
                              -------------------------------
                              By: James W. Whalen
                              Its: Executive Vice President


ATTEST


     /S/  SUSAN ROZMAN
---------------------------------
Susan Rozman, Assistant Secretary



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